                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                   Filed by the Registrant [X]
                   Filed by a Party other than the Registrant [ ]

                   Check the appropriate box:

                   [ ]  Preliminary Proxy Statement
                   [ ]  Confidential, for Use of the Commission Only
                        (as permitted by Rule 14a-6(e)(2))
                   [X]  Definitive Proxy Statement
                   [ ]  Definitive Additional Materials
                   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
                   [ ]  Rule 14a-12

                           FISHER COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X]  No Fee Required
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


                                       CALCULATION OF FILING FEE

===================================================================================================================
                                                       Per unit price or
                                                       other underlying
  Title of each class of     Aggregate number of     value of transaction      Proposed maximum
   securities to which       securities to which     computed pursuant to       aggregate value
   transaction applies:      transaction applies:    Exchange Act Rule 0-11:    of transaction:     Total Fee Paid
===================================================================================================================

===================================================================================================================

     [ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                -----------------------------------------------
     (2) Form, Schedule, or Registration Statement no.:
                                                       ------------------------
     (3) Filing Party:
                      ---------------------------------------------------------
     (4) Date Filed:
                    -----------------------------------------------------------

===============================================================================

                       [LOGO] Fisher Communications, Inc.

================================================================================

                          FISHER COMMUNICATIONS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2002

To the Shareholders of Fisher Communications, Inc:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fisher Communications, Inc. (the "Company") will be held in the Illsley Ball Nordstrom Recital Hall at Benaroya Hall, 200 University Street, Seattle, Washington (directions to Benaroya Hall are located on the back cover), at 10:00 a.m., Thursday, April 25, 2002, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. To elect four (4) directors for a term of three years or until their successors have been elected and qualified.

2. WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has established the close of business on February 28, 2002, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

    Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Family members are welcome to accompany you to the meeting.

March 26, 2002
                                        BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Sharon J. Johnston
                                        Sharon J. Johnston, Secretary


                            YOUR VOTE IS IMPORTANT

  Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. It is important that your shares be represented and that a quorum is present. If you attend the meeting in person, your Proxy may be revoked and you may personally vote your shares even though you have previously returned your Proxy.

                                PROXY STATEMENT

                          FISHER COMMUNICATIONS, INC.
                             600 University Street
                                  Suite 1525
                           Seattle, Washington 98101
                                (206) 404-7000

    This Proxy Statement and the accompanying form of Proxy are being sent to shareholders of Fisher Communications, Inc. (the "Company") on or about March 26, 2002 for use in connection with the Annual Meeting of Shareholders of the Company to be held on April 25, 2002.

                           ABOUT THE ANNUAL MEETING

When and where is the meeting?

    The Annual Meeting of Shareholders of Fisher Communications, Inc. (the "Annual Meeting") will be held at 10:00 a.m. on Thursday, April 25, 2002 in the Illsley Ball Nordstrom Recital Hall at Benaroya Hall, 200 University Street, Seattle, Washington. (The most convenient entrance is at 3/rd/ Avenue and Union Street.) Directions to Benaroya Hall are located on the back cover of this Proxy Statement.

What is the purpose of the meeting?

    At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during 2001 and respond to questions from shareholders.

Who is entitled to vote?

    Only shareholders of record at the close of business on the record date, February 28, 2002, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.

Who can attend the meeting?

    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Family members are welcome to accompany you at the meeting. Admission to the meeting will be by admission card only. If you hold your shares in "street name" (that is, through a broker or other nominee), you may request an admission card by writing or phoning the Company; you will need to bring to the Annual Meeting a letter from the broker or other nominee confirming your beneficial ownership.

What constitutes a quorum?

    The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,591,658 shares of common stock of the Company were outstanding.

How do I vote?

    If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you have directed. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" shareholders that wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

    After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by submitting to the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders with respect to your shares will be suspended if you attend the meeting in person and so request to the Secretary of the Company, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

    Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR the nominees to be elected as directors as set forth in this Proxy Statement.

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

    Election Of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by Company shareholders present in person or by proxy and entitled to vote. In the election of directors, a shareholder may either (i) cumulate his or her shares and give one nominee (or divide in any proportion among some or all nominees) as many votes as the number of shares that such shareholder holds, multiplied by the number of nominees; or (ii) vote his or her shares, multiplied by the number of nominees, equally among the nominees for election. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions by their clients as to the election of directors may vote their clients' proxies in their own discretion with respect to such proposals. Accordingly, there cannot be any broker nonvotes on this matter.

    Other Items. If any other item is properly brought before the meeting, such item will be approved if the votes cast in favor of the item exceed the votes cast opposing the item. Abstentions with respect to any such matter will not be voted, although they will be counted for purposes of determining whether there is a quorum.

    If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and, if so, will not be counted in determining the number of shares necessary for approval.

Who will bear the cost of soliciting votes for the meeting?

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company, by use of the mails, or by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners and the expenses of Corporate Investor Communications described below.

    The Company has retained Corporate Investor Communications, Inc. to help it obtain proxies. The Company will pay the costs of their services, which is estimated to be approximately $1,000, plus reasonable costs and expenses.

                            BUSINESS OF THE MEETING

    There is one matter being presented for consideration by the shareholders at the Annual Meeting.

                     Proposal No. 1--Election Of Directors

General

    The Company's Amended and Restated Articles of Incorporation ("Articles") provide that the number of directors must fall within a range of 9 and 19, the exact number to be determined pursuant to the Company's Bylaws. The Bylaws currently provide that the Board will consist of 14 directors. The number of directors may be changed by amending the Bylaws. The Articles also provide that the Board of Directors may fill vacancies created on the Board, provided that the number of directors shall at no time exceed 19.

    Directors are elected for terms of three years and until their successors have been elected and qualified. The Company's Articles and Bylaws require that the terms of the directors be staggered such that approximately one-third of the directors is elected each year.

    In accordance with the above, the Board of Directors has nominated Jean F. McTavish, Jacklyn F. Meurk, George F. Warren, Jr., and William W. Warren, Jr. for election as directors for three-year terms to expire in the year 2005. All four nominees are presently directors of the Company. If such nominees should refuse or be unable to serve, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

                The Board Of Directors Recommends That You Vote
                  FOR The Nominees To Be Elected As Directors

                   INFORMATION WITH RESPECT TO NOMINEES AND
                        DIRECTORS WHOSE TERMS CONTINUE

    The following tables set forth certain information with respect to nominees for director and for directors whose terms continue. The table below includes
(i) the age of each director as of December 31, 2001, (ii) principal occupation of each director during the past five years and (iii) the year first elected or appointed a director.

                                   Principal Occupation Of Director                   Director
Name and Age                       During Last Five Years                             Since:
------------                       ----------------------                             ------

                 NOMINEES FOR DIRECTORS FOR THREE YEAR TERM EXPIRING IN 2005

Jean F. McTavish, 79               Community affairs, including Totem Girl Scout        1979
                                   Council and Children's Hospital & Medical Center

Jacklyn F. Meurk, 80               Community and business affairs, including            1973
                                   Virginia Mason Medical Center Board of
                                   Governors and Virginia Mason Foundation

George F. Warren, Jr., 67          Business affairs and land development                1999

William W. Warren, Jr., 63         Professor of Physics; director, W. M. Keck Nuclear   1992
                                   Magnetic Resonance Laboratory, Oregon State
                                   University

                       CONTINUING DIRECTORS FOR WITH TERM EXPIRING 2003

James W. Cannon, 74                Retired Executive Vice President, SAFECO             1993
                                   Corporation and Retired President of its Property
                                   and Casualty Insurance Companies

Phelps K. Fisher, 67               Retired Executive Vice President -Marketing,         1979
                                   Fisher Broadcasting Co.

Robin J. Campbell Knepper, 56      Retired owner of jewelry design and appraisal        1996
                                   business

                         CONTINUING DIRECTORS WITH TERM EXPIRING 2004

Carol H. Fratt, 57                 Landscape design and community affairs               1993

Donald G. Graham, Jr., 78          Chairman of the Board; retired Chairman & CEO        1972
                                   of the Company

Donald G. Graham, III, 47          Commercial photography                               1993

William W. Krippaehne, Jr., 50 (1) President & CEO of the Company                       1982

John D. Mangels, 76                Retired Chairman & CEO, Security Pacific             1990
                                   Bancorporation Northwest & Security Pacific Bank
                                   Washington

-----------------
(1) Mr. Krippaehne is also a director of SAFECO Corporation, a publicly traded company.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS
                              AND ITS COMMITTEES

    The following sets forth information concerning the Board of Directors and Committees of the Company during the fiscal year ended 2001.

How Often Did the Board Meet during 2001?

    The Company held six Board meetings in 2001. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he or she served.

What Committees Has the Board Established?

    The standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee.

    The Executive Committee has authority to exercise all of the authority of the Board of Directors, as permitted under Washington law. Additionally, the Executive Committee has the power and duty to vote the stock of all subsidiaries of the Company and to make all decisions and determinations with respect to such subsidiaries. The Committee did not meet during the year. For fiscal year 2001 members of the Executive Committee consisted of Messrs. P. Fisher, D. Graham, Jr. and Krippaehne, Ms. McTavish and Ms. Meurk.

    Audit Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is included in this proxy statement as Appendix A. Pursuant to the Audit Committee's charter, the responsibilities of the Audit Committee require it to, among other things:

   . As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

   . Recommend to the board of directors the outside auditor to be appointed, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

   .  Take reasonable steps to confirm the independence of the outside auditor.

   . Consider, in consultation with the outside auditor, the audit scope and plan.

   . Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   .  Review filings with the Securities and Exchange Commission.

   . Consider and review with the outside auditor the adequacy of the company's internal controls including computerized information system controls and security.

   . Review and discuss with management and the outside auditor, at the completion of the annual examination the company's audited financial statements and related footnotes, the outside auditor's audit of the financial statements and their report thereon, and any serious difficulties or disputes with management encountered during the course of the audit.

   . Consider and review with management significant findings during the year and management's responses thereto, any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information, and any changes required in the planned scope of the audit plan.

    The Committee held four meetings during the year. For fiscal year 2001 members of the Audit Committee consisted of Messrs. D. Graham, Jr., Mangels and
W. Warren, Jr., Ms. McTavish and Ms. Meurk.

    Pursuant to rules of the Nasdaq Stock Market, an Audit Committee of a company listed on Nasdaq will be required to consist of at least three independent directors. The Company believes that all of the current members of the Audit Committee are deemed to be independent under the rules of the Nasdaq Stock Market.

    The Compensation Committee reviews and approves, in advance, the Company's retirement and benefit plans, determines the compensation of officers of the Company and in certain circumstances, key management employees of the subsidiaries, and authorizes and approves bonus and incentive programs for executive personnel. The Compensation Committee also reviews and recommends changes in compensation for members of the Board of Directors and its Chairman and administers the Amended and Restated Fisher Communications Incentive Plan of 1995 and the Fisher Communications Incentive Plan of 2001. The Committee held five meetings during the year. For fiscal year 2001 members of the Compensation Committee consisted of Messrs. Cannon, D. Graham, Jr., Mangels, and P. Fisher.

    The Nominating Committee considers and recommends to the Board of Directors nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its Committees. The Committee did not meet during 2001. The Nominating Committee will not consider nominees recommended by security holders. For fiscal year 2001 members of the Nominating Committee consisted of Messrs. P. Fisher, D. Graham, Jr., W. Warren, Jr., Ms. McTavish and Ms. Meurk.

How Are Directors Compensated?

    The Board of Directors of the Company is currently comprised of 12 directors, one of whom is a salaried employee of the Company. The members of the Company's Board of Directors who are not officers of the Company, or its subsidiaries, receive an annual retainer of $16,000. The Chairman of the Board of Directors receives a total annual retainer of $55,000. In addition, every director receives a fee of $1,000 for each Board of Directors or Committee meeting attended. The Company also pays the Chairmen of the Audit Committee and the Compensation Committee an additional annual retainer of $4,000. Directors are reimbursed for travel expenses incurred, and receive a per diem payment of $200, in connection with travel to and from Board of Directors or Committee meetings. During the first quarter of 2001, certain members of the Company's Board of Directors were also directors of one or more of the Company's subsidiaries. In addition to fees paid by the Company, a director who served on the board of Fisher Broadcasting Company and who attended all directors' meetings received fees totaling $2,700; a director who served on the board of Fisher Mills Inc. and who attended all directors' meetings received fees totaling $1,000; and a director who served on the board of Fisher Properties Inc. and who attended all directors' meetings received fees totaling $800.

                         REPORT OF THE AUDIT COMMITTEE

    Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be appointed as the Company's independent auditors. Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibilities include considering, in consultation with the independent auditors, the audit scope and plan.

    Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2001 and the independent auditors' report thereon. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

    The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors the auditors' independence.

    Summary. Based on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

    In connection with its review of the Company's consolidated audited financial statements for the fiscal year ended December 31, 2001, the Audit Committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report of and discussions with the independent auditors.

    This report is submitted over the names of the members of the Audit
Committee.

                            John D. Mangels, Chair
                             Donald G. Graham, Jr.
                               Jean F. McTavish
                               Jacklyn F. Meurk
                            William W. Warren, Jr.

Audit and Related Fees

    Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP during fiscal 2001 for professional services for the audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Company's Forms 10-Q were $280,847.

    Financial Information Systems Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP to the Company during fiscal 2001 for financial information systems design and implementation services.

    All Other Fees. The aggregate fees billed during fiscal 2001 to the Company for all other services rendered by PricewaterhouseCoopers LLP, including fees for preparation of taxes and fees relating to benefit plans, were $192,135.

    The Audit Committee has considered whether the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following sets forth information concerning executive officers of the Company (or its subsidiaries) and their ages on December 31, 2001.

Name and Age                              Position and Occupation for Past Five Years
------------                              -------------------------------------------
William W. Krippaehne, Jr., 50 President and CEO of Fisher Communications, Inc. since 1993

Warren J. Spector, 43          Executive Vice President and COO of Fisher Communications, Inc.
                               since 1999

                               CFO of Retlaw Enterprises, Inc. from 1992 to 1999

David D. Hillard, 59           Senior Vice President and CFO since 1996

                               Assistant Secretary of Fisher Communications, Inc. since February
                               2001

                               Secretary of Fisher Communications, Inc. from 1992 to 2001

Benjamin W. Tucker, 54         President of Fisher Broadcasting Company since 2001

                               Executive Vice President of Broadcasting Operations of Fisher
                               Broadcasting Company during 2001

                               Senior Vice President of Fisher Television Regional Group - Fisher
                               Broadcasting Company from 1999 to 2001

                               Vice President of Retlaw Enterprises, Inc. from 1991 to 1999

Mark A. Weed, 54               President and CEO of Fisher Properties Inc. since 1991

Kirk G. Anderson, 43           President of Fisher Media Services Company since 2001

                               Vice President Management & Operations of Fisher Properties Inc.
                               from 1991 to 2001

Patrick J. Holland, 49         Senior Vice President, Chief Technical Officer of Fisher
                               Communications, Inc. since 2001

                               Vice President/Technology of Fisher Broadcasting Company from
                               1999 to 2001

                               Vice President & Director of Engineering of KOMO TV from 1997 to 1999

                               Chief Engineer of KOMO TV from 1994 to 1997

Sharon J. Johnston, 53         Senior Vice President, Corporate Secretary of Fisher
                               Communications, Inc. since 2001

                               Assistant Secretary of Fisher Communications, Inc. from 2000 to
                               2001

                               Senior Vice President/Administration & Corporate Secretary of
                               Fisher Broadcasting Company from 1997 to 2001

                               Vice President/Administration & Corporate Secretary of Fisher
                               Broadcasting Company from 1993 to 1997

Name and Age                          Position and Occupation for Past Five Years
------------                          -------------------------------------------
Mel L. Martin, 53          Senior Vice President, Chief Research Officer of Fisher
                           Communications, Inc. since 2001

                           Director of New Media of Fisher Communications, Inc. from 1998 to 2001

                           Senior Project Manager of The British Broadcasting Company from
                           1994 to 1998

Christopher G. Wheeler, 56 Senior Vice President, Chief Communications Officer of Fisher
                           Communications, Inc. since 2001

                           Vice President, Communications of Fisher Communications, Inc.
                           from 2000 to 2001

                           Director of Communications of Fisher Communications, Inc. from
                           1997 to 2000

                           Vice President for West Coast Operations of Rowan & Blewitt, Inc.
                           from 1990 to 1997

Laura J. Boyd, 46          Vice President Human Resources of Fisher Communications, Inc.
                           since 2001

                           Director of Rewards, Benefits & HRIS of The Seattle Times
                           Company from 1998 to 2001

                           Compensation Benefits Manager for The Seattle Times Company
                           from 1988 to 1998

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

    The following information is provided regarding the compensation paid by the Company or its subsidiaries, as the case may be, to the Chief Executive Officer of the Company and the four other most highly compensated executive officers who served as executive officers of the Company or its subsidiaries at the end of fiscal year 2001.

                                              ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                         ------------------------------ --------------------------------------
                                                           Other Annual Restricted Securities
                                                           Compensation   Stock    underlying     All other
Name and Position                   Year  Salary  Bonus(1)    (2)(3)     Award(4)  options (5) Compensation(6)
-----------------                   ---- -------- -------- ------------ ---------- ----------- ---------------
William W. Krippaehne, Jr.          2001 $535,000 $      0    $1,947        --       27,000        $5,100
 President and CEO                  2000  535,000  475,000     3,438        --       27,000         5,100
                                    1999  510,000  400,000     4,587        --       23,500         4,800
Warren J. Spector (7 )              2001 $320,000 $      0        --        --       12,500        $5,100
 Executive Vice President           2000  300,000  150,000        --        --       13,650         5,100
 and COO                            1999  100,000   30,000        --        --        1,500            --
Benjamin W. Tucker (8)              2001 $310,000 $      0        --        --        9,000        $5,100
 President, Fisher Broadcasting Co. 2000  260,853  200,000        --        --        7,950         5,100
                                    1999   86,667   27,040        --        --        2,000            --
Mark A. Weed                        2001 $230,000 $ 57,000    $  348        --           --        $5,100
 President and CEO,                 2000  230,000  115,000       660        --        6,800         5,100
 Fisher Properties Inc.             1999  223,750  110,000       972        --        6,000         4,800
Mel L. Martin                       2001 $230,000 $      0        --        --        2,500        $5,100
 Senior Vice President,             2000  225,000   50,000        --        --        2,750         5,100
 Chief Research Officer             1999  225,000   35,000        --        --        1,800         4,800

-----------------
(1) Includes bonuses paid during the subsequent year but attributable to the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including an automobile allowance and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the years ended December 31, 2001, 2000, or 1999 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses reported for the individual.

(3) This column reflects dividends paid on stock rights awarded under the Amended and Restated Fisher Communications Incentive Plan of 1995, formerly known as the Fisher Companies Incentive Plan of 1995 (the "1995 Plan"). See footnote (4) below.

(4) No restricted stock awards were made for 2001, 2000 or 1999 performance. The aggregate market value of unvested restricted stock rights held on December 31, 2001 are: Mr. Krippaehne $66,616, and Mr. Weed $11,440. The 1995 Plan provides for the annual payment of additional compensation to persons holding restricted stock rights in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

(5) The information for 2001 in this column reflects the number of shares of Company common stock issuable upon exercise of stock options that were granted on February 13, 2002 for the fiscal year 2001, pursuant to the Fisher Communications Incentive Plan of 2001.

(6) This column reflects Company contributions to the Fisher 401(k) Retirement Plan.

(7) Mr. Spector was employed by the Company on September 1, 1999 and was elected Executive Vice President and COO effective on that date.

(8) Mr. Tucker was employed by Fisher Broadcasting Company on July 1, 1999 and was elected President on April 30, 2001.

Stock Options

    Option Grants. The following table sets forth certain information about stock options granted during 2001 to the executive officers named in the "Summary Compensation Table" above, pursuant to the 1995 Plan. All such stock options were granted on February 14, 2001.

                     Option/SAR Grants in Fiscal Year 2001

                         Individual Grants
--------------------------------------------------------------------
                                                                     Potential Realizable
                                      Percent of                       Value at Assumed
                                        Total                           Annual Rates of
                           Number of   Options                            Stock Price
                           Securities Granted to                       Appreciation for
                           Underlying Employees  Exercise               Option Term(3)
                            Options   in Fiscal  Price($/ Expiration ---------------------
Name                       Granted(1)    Year     Sh)(2)     Date        5%        10%
-------------------------- ---------- ---------- -------- ---------- ---------- ----------
William W. Krippaehne, Jr.   27,000       20%     $60.00   2/14/11   $1,018,809 $2,581,863
Warren J. Spector            13,650       10%      60.00   2/14/11      515,065  1,305,275
Benjamin W. Tucker            7,950        6%      60.00   2/14/11      299,983    760,215
Mark A. Weed                  6,800        5%      60.00   2/14/11      256,589    650,247
Mel L. Martin                 2,750        2%      60.00   2/14/11      103,768    262,968

-----------------
(1) The options are non-qualified stock options and become exercisable in five equal annual installments beginning March 15, 2002.

(2) The per-share option exercise price represents the fair market value of the Company's Common Stock at the date of grant, based on the average of the high and low price of such Common Stock on such date.

(3) The dollar amounts under these columns result from calculations at 5% and 10% assumed appreciation rates and, therefore, are not intended to forecast possible future appreciation, if any, of the price of Company common stock.

    Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to stock option plans during the year ended December 31, 2001 by the executive officers named in the "Summary Compensation Table" above (the "named executive officers"), and stock options held at year end.

                Aggregated Option Exercises In Last Fiscal Year
                          And Year End Option Values

                                               Number of Unexercised     Value of In-the-Money
                            Shares             Securities Underlying    Unexercised Options at
                           Acquired             Options at Year End           Year End(1)
                              On     Value   ------------------------- -------------------------
Name                       Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
-------------------------- -------- -------- ----------- ------------- ----------- -------------
William W. Krippaehne, Jr.    0        $0      44,940       65,160       $89,100        --
Warren J. Spector             0        $0         300       14,850            --        --
Benjamin W. Tucker            0        $0         400        9,550            --        --
Mark A. Weed                  0        $0      12,188       17,822       $17,550        --
Mel L. Martin                 0        $0         440        4,310            --        --

-----------------
(1) On December 31, 2001, the closing price of the Company common stock was $44.00. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price per share of the stock option multiplied by the number of shares covered by the stock option.

Amended and Restated Fisher Communications Incentive Plan of 1995 and the Fisher Communications Incentive Plan of 2001

    The Fisher Companies Incentive Plan of 1995 (the "Original Plan") was adopted by the Company and approved by the shareholders, effective April 27, 1995. In February 2001, the Board of Directors of the Company approved amendments to and a restatement of the Original Plan in the form of the Amended and Restated Fisher Communications Incentive Plan of 1 995 (the "1995 Plan"). The 1995 Plan was approved by the shareholders effective April 26, 2001 and will continue through April 27, 2002. The Fisher Communications Incentive Plan of 2001 (the "2001 Plan") was adopted by the Company and approved by the shareholders, effective April 26, 2001 and will continue through April 26, 2008.

    Purpose of the 1995 Plan and the 2001 Plan (the "Plans").

    The purpose of the Plans is to provide selected eligible key employees of the Company and its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company and to provide them with additional incentive to advance the interests of the Company and increase the value of the Company's common stock. The Plans are not subject to the Employment Retirement Income Security Act of 1974, as amended, and are not qualified plans under Section 401 of the Internal Revenue Code of 1986, as amended.

    The Plans authorize the grant of (i) incentive stock options, (ii) non-statutory stock options, (iii) restricted stock rights and (iv) performance stock rights. A maximum of 560,000 shares of Company common stock was available for issuance under the 1995 Plan; 479,443 were issued, net of forfeitures. The Company does not intend to grant any new options, rights or stock awards under the 1995 Plan. A maximum of 600,000 shares of Company common stock is available for issuance under the 2001 Plan.

    Eligibility.

    Participation in the Plans is limited to salaried key management employees of the Company and its subsidiaries (including officers and directors who are also salaried employees) who, in the judgment of the committee appointed by the Board of Directors that administers the Plans, will perform services of special importance in the management, operation and development of the business of the Company and its subsidiaries. The Committee consists of not less than three members of the Board, all of whom are non-employee directors.

    Vesting Schedule.

    The restricted stock awards and stock options vest pursuant to a schedule determined by the Committee. Stock options are awarded at the fair market value of Company common stock on the grant date and typically vest in 20% increments on each of five annual target dates designated in the written agreement granting such awards and options, conditioned on the continued employment of the awardee through such target dates. The Plans provide for the annual payment of additional compensation to persons holding restricted stock rights, whether or not vested, in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

Retirement Plans

    Fisher Mills Inc. Retirement Plan. All named executive officers, except Mr. Tucker, are covered by the Retirement Plan for Certain Employees of Fisher Mills Inc. (the "Retirement Plan"). The Retirement Plan is a funded, qualified, non-contributory defined benefit plan that covers all employees of the Company, Fisher Properties Inc. ("FPI") and certain former employees of Fisher Mills Inc. ("FMI"). The Retirement Plan provides benefits based on a participant's length of service. The amounts payable under the Retirement Plan are in addition to any Social Security benefit to be received by a participant. The Retirement Plan benefit vests 100% upon completion of five years of service with the Company, FPI, or FMI, as the case may be. All benefit accruals under the Retirement Plan ceased as of July 31, 2001 and the Retirement Plan is presently in the process of being terminated. As of December 31, 2001, the following named executive officers have the following years of credited service under the terms of the Retirement Plan: Mr. Krippaehne, 20 years; Mr. Weed, 14 years; Mr. Spector, 2 years; and Mr. Martin, 3 years.

    Supplemental Retirement Plans. The Company and its subsidiaries maintain supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company, Fisher Broadcasting, FPI and certain former employees of FMI. The SRPs are non-funded, non-qualified, non-contributory defined benefit plans. The SRPs do not require funding, but generally the companies have acquired annuity contracts and life insurance policies on the lives of the individual participants to assist in payment of retirement benefits. The companies are the owners and beneficiaries of such policies. Continued employment through the date of expected retirement is required for a participant's benefit to vest under the SRP. The SRPs provide that the SRP benefits, together with all other pension and retirement benefits provided by the employing entity, including an amount equal to one-half of the participant's Social Security benefits, will represent a specified percentage (between 50% and 70%) of the participant's average annual compensation. "Average annual compensation" for purposes of the SRPs is determined by averaging the participant's base salary over a period of the three consecutive years that will provide the highest average. The SRPs provide for payment of accrued benefits in the event of involuntary termination prior to age 65, and for death or disability benefits in the event of death or permanent disability prior to age 65. Mr. Krippaehne, Mr. Weed and Mr. Spector are participants in a SRP.

    Fisher 401(k) Retirement Plan. The Company maintains a 401(k) Retirement Plan (the "Fisher 401(k) Plan") to provide a savings incentive for employees of the Company and its subsidiaries. Through December 31, 2001, the Fisher 401(k) Plan involved a contribution by the Company and its subsidiaries, matching participant contributions on a dollar-for-dollar basis up to a maximum of 3% of participant compensation, and Company contributions to the Fisher 401(k) Plan vested at the rate of 20% per year of service, commencing with the first year of completed service. Effective January 1, 2002, the Company and its subsidiaries, match participant contributions on a dollar-for-dollar basis up to a maximum of 4% of participant compensation and, effective July 1, 2001, Company contributions to the Fisher 401(k) Plan vest immediately. Full-time and part-time employees are eligible to participate in the Fisher 401(k) Plan immediately upon hire. Messrs. Krippaehne, Spector, Tucker, Weed and Martin participate in the Fisher 401(k) Plan.

                       REPORT ON EXECUTIVE COMPENSATION

    During 2001, four directors of the Company, none of whom is an employee of the Company and all of whom qualify as "non-employee directors" for purposes of administering the Company's stock incentive program under Section 16 of the Exchange Act, comprised the Compensation Committee of the Board of Directors (the "Committee").

    During the first quarter of 2001, the Company's broadcasting, milling and real estate subsidiaries each had a compensation committee. As stated below, certain actions taken by the subsidiaries' compensation committees were subject to review and approval of the Compensation Committee of the Company.

    The Committee is responsible for: (i) reviewing and establishing the salary of officers and selected other key management employees of the Company and its subsidiaries; (ii) reviewing and establishing all cash bonuses under and pursuant to the Management Incentive Plans of the Company and its subsidiaries;
(iii) reviewing and recommending changes in compensation for members of the Company's Board of Directors and its Chairman; (iv) administering the equity incentive plans of the Company and reviewing and establishing all stock options and stock rights to be granted to officers and selected other key management employees of the Company and its subsidiaries; (v) authorizing the enrollment of selected management employees of the Company and its subsidiaries as new participants in the supplemental pension plans; and (vi) recommending to the Board any additional compensation or employee benefit programs of a substantial nature and changes to existing programs of the Company and its subsidiaries. The members of the Committee, which met five times during 2001, are James W. Cannon, Chair, Phelps K. Fisher, Donald G. Graham, Jr. and John D. Mangels. In the course of discharging its duties, the Committee utilizes the services of appropriate independent consultants.

Approach to Compensation

    Under the supervision of the compensation committees, the Company has designed its executive pay programs to: (i) attract and retain high-caliber personnel on a long-term basis; (ii) encourage the creation of shareholder value; (iii) link compensation to business results and shareholder returns over time; and (iv) maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

Elements of Compensation

    The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses to focus maximum effort on achieving profitability, operating accountabilities, and personal growth; and (iii) long-term incentives in the form of stock options and stock rights to focus efforts on achieving long-term growth in shareholder value.

    The Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock incentives. Annual cash bonuses permit individual performance to be recognized on an annual basis, and are based, in significant part, on an evaluation of the contribution made by the officer to

Company performance. Stock options and stock rights cause a significant portion of long-term remuneration to be directly related to stock price performance. The Committee believes that the overall compensation of the executive officers is competitive with compensation offered by similar companies.

    Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized on a regular basis to assure that the base compensation component is competitive with compensation offered by similar companies. The most recent survey compared the Company's and its subsidiaries' overall compensation with overall compensation of companies representing each business segment in which the Company competes for executive talent and included 253 companies in the corporate segment, 39 from the broadcasting segment and 32 from the real estate segment. Base salaries may be adjusted from time to time based on other factors. In recognition of results for 2001, effective January 1, 2002, the base salaries of several senior management employees, including the Chief Executive Officer, were reduced.

    Annual Cash Bonuses. Annual cash bonuses may be awarded to executives and key management employees as provided by Management Incentive Plans designed to reward the achievement of high performance standards. Up to 40% of each bonus is based on operating performance. The balance of each bonus is based upon the attainment of one or more individual performance goals which will be: (i) objective and measurable; (ii) directly linked to the annual budget or business plan; and (iii) related to the accomplishment of milestones on long-term projects. The calculation of each bonus takes into account both the level of achievement and the importance of each goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 90% of that goal is achieved. Bonuses awarded for performance in 2001 were substantially lower than those awarded for performance in 2000.

    Long-term Incentive Program. In 1995 the Company's shareholders approved the Fisher Companies Incentive Plan of 1995, a stock incentive program that has been an element of executive compensation since its approval. In 2001 the Company's shareholders approved the Amended and Restated Fisher Communications Incentive Plan of 1995 and the Fisher Communications Incentive Plan of 2001, a stock incentive program. The purpose of the Plans is to provide selected key management employees of the Company and its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company and with added incentive to advance the interests of the Company and increase the value of the Company's common stock.

    Under the Plan, the Committee in its sole discretion may grant stock options, performance stock rights, and restricted stock rights ("RSRs") in amounts and on terms consistent with the Plan. Grants of stock options and RSRs are made on an individual basis. The Committee bases each grant on the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of Company common stock, the performance of Company common stock over time and, for all individuals other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The Committee considers previous grants as well as the different nature of stock options and RSRs in making awards.

    Stock options are awarded at the fair market value of Company common stock on the grant date and typically vest in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

    RSRs entitle the holder to receive a specified number of shares of Company common stock or cash equal to the fair market value of such shares on the vesting date. RSRs typically vest and are settled in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. Holders of RSRs are paid amounts equivalent to the dividends that would have been paid on the same number of shares of Company common stock until the shares become vested.

    At December 31, 2001, there were 41 participants in the Plan; outstanding options to purchase an aggregate of 416,613 shares of Company common stock; and outstanding RSRs entitling the holders to receive an aggregate of 3,612 shares of Company common stock. As of December 31, 2001 no grants had yet been made pursuant to the Fisher Communications Incentive Plan of 2001.

    Retirement Program. The Company's retirement program has historically included three basic tax-qualified plans: The Fisher Broadcasting Inc. Pension Trust which was available to eligible employees of Fisher Broadcasting Inc., the Retirement Plan for Certain Employees of Fisher Mills Inc. which was available to eligible employees of the Company, Fisher Mills Inc., Sam Wylde Four Company and Fisher Properties Inc., and the Fisher 401(k) Retirement Plan, which is available to eligible employees of the Company and its subsidiaries. All benefit accruals under the Fisher Broadcasting Inc. Pension Trust ceased as of June 30, 2000, the Pension Trust was terminated as of October 31, 2000, and on January 22, 2002, all benefits were distributed to Plan participants. All benefit accruals under the Retirement Plan for Certain Employees of Fisher Mills Inc. ceased as of July 31, 2001 and the Plan is presently in the process of being terminated. In addition, the Company and its subsidiaries maintain supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company and its subsidiaries to provide for benefits in addition to those provided by the tax-qualified plans. These plans are described in more detail elsewhere in this Proxy Statement.

    Other Employee Benefits. The Company and its subsidiaries offer other benefit plans, e.g., vacation; sick leave; and medical, disability, life and accident insurance, to all full-time employees. Retiree medical benefits were offered to all employees of the Company Fisher Mills Inc. and Fisher Properties Inc., but effective with the discontinuance of the Milling operations such benefits were terminated. In addition, certain benefits, e.g., auto allowances and club dues, are provided to selected executives, including the Named Executive Officers.

Considerations in Connection with Compensation Levels

    Company Performance

    The directors regularly review the Company's performance and the achievement of shareholder value. This includes review of customary financial measures with respect to the Company, e.g., the Company common stock price and the common stock prices of comparable companies, the revenue and profit growth of the Company's operating subsidiaries, and financial strength and management of financial resources.

    Individual Performance

    In connection with compensation for individual executive officers, the Committee consulted with the Chief Executive Officer in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Company's objectives. In addition, in connection with the award of a stock option or RSR, the Committee considered the amount and terms of any previous award and the current price of the Company common stock.

    The Committee also reviewed information regarding compensation practices and levels of competitors of the Company and its operating subsidiaries as well as non-competing companies of a similar size to the Company and its operating subsidiaries as compiled by an independent consulting firm or collected by the Company.

    The Committee believes that the approach to compensation which it has adopted achieves the general purposes of the Company's compensation objectives.

    Chief Executive Officer's Compensation

    The Chief Executive Officer's compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company's financial results. In addition, a number of subjective evaluations of performance are used including, but not limited to, general leadership qualities, effective management of the Company's human resources, the ability to anticipate and prepare for future opportunities and problems and the ability to maintain and augment the perception of the Company as a good corporate citizen in the communities in which it conducts business.

    These evaluations and independent survey data are used to establish the total compensation to be paid to the Company's Chief Executive. Once total compensation has been determined, it is divided into the same component parts (base salary, cash bonus, stock options and rights) and in approximately the same proportion as for the other management employees participating in the Company's executive compensation programs.

    In addition to the achievement of profit goals, the determination of the amount of bonus to be paid included a careful evaluation of performance in several other areas, including: (i) the successful acquisition of or investment in additional businesses which have potential for long-term increase in shareholder value, (ii) effective management of the Company's financial resources, (iii) strong strategic leadership in technology areas vital to the Company's long-term success in the information and communications business, and
(iv) effective development and management of the Company's human resources.

    The Company's Chief Executive Officer did not receive a cash bonus for 2001. In addition, the Chief Executive Officer's base salary was reduced effective January 1, 2002.

Additional Information

    The tables under "Executive Compensation" accompany this report and reflect the decisions covered by the foregoing discussion.

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's executive officers. The Company may pay compensation that exceeds this amount.

    This report is submitted over the names of the members of the Compensation
Committee:

                            James W. Cannon, Chair
                               Phelps K. Fisher
                             Donald G. Graham, Jr.
                                John D. Mangels

                            STOCK PERFORMANCE GRAPH

    The graph presented below illustrates the cumulative total return, as of December 31 of each year presented, to shareholders of the Company compared with the S&P 500 and the Russell 2000 stock indices assuming that $100 were invested in each on December 31, 1996 and that all dividends were reinvested. The Company does not believe that it can reasonably identify similar companies for purposes of peer group comparison because of its diverse lines of business. The Russell 2000 index was thus selected as it represents companies with similar market capitalization to the Company. Historical stock price performance is not necessarily indicative of future price performance.




                                    [CHART]

                            Fisher   S&P 500   Russell 2000
                   1996      100       100         100
                   1997      124       133         122
                   1998      144       178         119
                   1999      132       229         145
                   2000      120       277         140
                   2001       98       252         144


             Sources: Standard & Poor's and Frank Russell Company

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth information as of December 31, 2001, with respect to the shares of Company common stock beneficially owned by (i) the directors of the Company, (ii) the non-director executive officers of the Company named in the Summary Compensation Table, and (iii) each person known by the Company to own beneficially more than 5% of Company common stock. The number of shares beneficially owned by each shareholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of Company common stock listed as owned by such person or entity. When a person is a "co-trustee" or one of a number of directors of a corporation that owns shares of Company common stock, he or she has shared voting and investment power.

Directors:

                                      Shares of Common       Percentage of
      Name                       Stock Beneficially Owned(1) Common Stock
      ----                       --------------------------- -------------
      James W. Cannon                          500                  *

      Phelps K. Fisher                     273,796 (2)            3.2%

      Carol H. Fratt                           550 (3)              *

      Donald G. Graham, Jr.                920,656 (4)           10.7%

      Donald G. Graham, III                451,131 (5)            5.3%

      Robin J. Campbell Knepper            892,709 (6)           10.4%

      William W. Krippaehne, Jr.            53,212 (7)              *

      John D. Mangels                        1,000                  *

      Jean F. McTavish                      59,400 (8)              *

      Jacklyn F. Meurk                      57,263 (9)              *

      George F. Warren, Jr.                770,289(10)            9.0%

      William W. Warren, Jr.               328,874(11)            3.8%

-----------------
*   Less than 1%
(1) Shares held directly with sole voting and sole investment power, unless otherwise indicated.
(2) Mr. Phelps K. Fisher owns 84,960 shares. In addition, he has sole voting power and shared investment power as to 134,872 shares owned by K. R. Fisher Investment Company, and has sole voting power, pursuant to a power of attorney, as to 14,072 shares and 14,192 shares, respectively, owned by two of his adult sons. Mr. Fisher's wife owns 23,000 shares. Includes 2,700 shares subject to purchase within sixty days upon the exercise of stock options.
(3) Ms. Fratt owns 200 shares, her husband owns 300 shares, and her daughter owns 50 shares.
(4) Mr. Donald G. Graham, Jr. owns 36,960 shares. In addition, he has sole voting power and shared investment power as to the 436,731 shares owned by the O. D. Fisher Investment Company (see footnote 2 under the table entitled "Beneficial Ownership of 5% or More of the Company's Stock"). Additionally, Mr. Graham has voting and investment power as to 36,960 shares held by the estate of his deceased wife, Felecia A. Graham, of which he is the personal representative and trustee. He has shared voting and dispositive power as to a total of 28,901 shares held by the estate of Juanita Fisher Graham, of which he is a co-personal representative. He also has voting power as to a total of 381,104 shares held by a trust under the will of Nellie Hughes Fisher, and a trust under the will of O. D. Fisher. Mr. Graham is the father of Donald G. Graham, III.
(5) Mr. Donald G. Graham, III, owns 14,400 shares. In addition, he shares investment power as to 436,731 shares owned by the O. D. Fisher Investment Company (see footnote 2 under the table entitled "Beneficial Ownership of 5% or More of the Company's Stock"). Mr. Graham is the son of Donald G. Graham, Jr.
(6) Ms. Knepper owns 228,288 shares. Ms. Knepper's husband owns 50 shares. In addition, she shares voting power, as co-trustee, as to 14,080 shares held by Trust A Under the Will of Peggy Locke Newman and 213,560 shares held by Trust B Under the Will of Peggy Locke Newman. Additionally, Ms. Knepper shares investment power as to the 436,731 shares held by the O. D. Fisher Investment Company (see footnote 2 under the table entitled "Beneficial Ownership of 5% or More of the Company's Stock").
(7) Mr. Krippaehne holds 456 shares in an Individual Retirement Account and owns 7,816 shares jointly with his wife. Includes 44,940 shares subject to purchase within sixty days upon the exercise of stock options.
(8) Ms. McTavish owns 240 shares. In addition, she shares voting and investment power, as one of three trustees, as to 59,160 shares held by a trust under the will of Vivien S. Fisher. Ms. McTavish is also one of two income beneficiaries under such trust.
(9) Ms. Meurk owns 3,200 shares jointly with her husband. She also has sole voting power, as trustee under the will of Ethlyn Gaige Fisher, as to 17,500 shares held by that trust. She is also a general partner in the Meurk Family Limited Partnership, which owns 11,440 shares, and shares voting and investment power with respect to such shares. Ms. Meurk also shares voting and investment power, as a trustee of the Revocable Living Trust of Elaine Fisher Gourlie, as to the 25,123 shares held by that trust.
(10) Mr. George F. Warren, Jr. shares voting and investment power, as one of several trustees, as to 450,345 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust. In addition, he shares investment power with respect to 319,944 shares owned by the Warren Investment Company, of which he is a director. Mr. Warren is a first cousin of William W. Warren, Jr.
(11) Mr. William W. Warren, Jr. owns 8,930 shares jointly with his wife. In addition, he shares investment power with respect to 319,944 shares owned by the Warren Investment Company, of which he is a director. Mr. Warren is a first cousin of George F. Warren, Jr.

Named Executive Officers (excluding officers who are also directors):

                                             Shares of Common       Percentage of
Name                                    Stock Beneficially Owned(1) Common Stock
----                                    --------------------------- -------------
Warren J. Spector                                    1,300(2)              *

Benjamin W. Tucker                                     400                 *

Mark A. Weed                                        14,788                 *

Mel L. Martin                                          440                 *

All Executive Officers and Directors as
  a Group (21 persons)                           2,645,526              30.8%

-----------------
*  Less than 1%
(1) Share amounts include options to purchase shares of Company common stock which are exercisable within 60 days as follows: Warren J. Spector, 300 shares; Benjamin W. Tucker, 400 shares; Mark A. Weed, 12,188 shares; Mel L. Martin, 440 shares; directors and executive officers as a group 71,136 shares.
(2) Mr. Spector's shares are held by the Warren J. Spector Trust.

Beneficial Owners of 5% or More of the Company's Stock

                                            Number of    Percentage of
                                            Shares of     Outstanding
         Name and Address                  Common Stock  Common Stock
         ----------------                  ------------  -------------
         Bank of America Corporation        1,004,644(1)     11.7%
         100 South Tryon Street
         Charlotte, NC 28255
         O. D. Fisher Investment Co.          436,731(2)      5.1%
         600 University Street, Suite 1525
         Seattle, WA 98101
         Lula Fisher Warren Trust             450,345(3)      5.2%
         Union Bank of California
         P.O. Box 3123
         Seattle, WA 98114
         The D. R. Fisher Trust UW of         477,008(4)      5.6%
         D. R. Fisher
         P.O. Box 98549
         Des Moines, WA 98198
         George D. Fisher                     725,936(5)      8.4%
         P.O. Box 98549
         Des Moines, WA 98198
         William O. Fisher                    481,408(6)      5.6%
         6250 Chabot Road
         Oakland, CA 94618
         Edward A. Gowey                      711,136(7)      8.3%
         17869 Ballinger Way NE
         Seattle, WA 98155
         Wendy Jean Wagner                    450,345(8)      5.2%
         1114 Tanglewood Drive
         Cary, NC 27511
         Mary Elizabeth Warren                450,345(9)      5.2%
         P.O. Box 155
         Port Gamble, WA 98364

-----------------
(1) Bank of America Corporation, as a fiduciary, possesses shared voting and investment power as to shares of Company common stock under a number of wills, trusts and agency arrangements.
(2) Mr. Donald G. Graham, Jr. is President and director of the O. D. Fisher Investment Company ("ODFICO") and is a 19.4% shareholder of the ODFICO individually or in his capacity as personal representative and trustee of the estates of his deceased wife and of his deceased mother, Juanita Fisher Graham. He has sole voting power with respect to the shares of Company common stock owned by ODFICO. Ms. Robin J. Campbell Knepper is Chairman of the Board of Directors of ODFICO, and a 5.5% shareholder thereof;
    Mr. Donald G. Graham, III is Vice President, a director, and a 4.3% shareholder of ODFICO. The 436,731 shares owned by ODFICO are also reported as beneficially owned by Ms. Campbell and Messrs. Donald G. Graham, Jr. and Donald G. Graham, III.
(3) The 450,345 shares held by the Lula Fisher Warren Trust are also reported as beneficially owned by Wendy Jean Wagner, George F. Warren, Jr., and Mary Elizabeth Warren who share voting and investment power as trustees of such trust.
(4) Three trustees of the D. R. Fisher Trust share voting and investment power as to the 477,008 shares held by such trust. The shares held by the D. R. Fisher Trust are also reported as beneficially owned by Messrs. William O. Fisher, George D. Fisher and Edward A. Gowey as trustees of such trust.

(5) Mr. George D. Fisher owns 4,800 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Fisher is also President and a director of the D. R. Fisher Company, which owns 232,928 shares, and has sole voting and investment power with respect to such shares. Mr. Fisher is also considered the beneficial owner of 11,200 shares owned by Mr. Fisher's mother.
(6) Mr. William O. Fisher owns 4,400 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. This does not include any of the 232,928 shares held by the D. R. Fisher Company, of which Mr. Fisher is a 1.125% shareholder.
(7) Mr. Gowey owns 1,200 shares jointly with his wife. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Gowey is also an executive officer of the D R. Fisher Company which owns 232,928 shares in which he has sole investment power with respect to such shares.
(8) Ms. Wagner shares voting and investment power, as one of several trustees, as to 450,345 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust.
(9) Ms. Warren shares voting and investment power, as one of several trustees, as to 450,345 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust.

                         TRANSACTIONS WITH MANAGEMENT

    Certain directors and shareholders of the Company (together with employees and others), and/or entities in which such persons have direct or indirect interests, have made working capital loans to the Company. Such persons and/or entities hold promissory notes ("Notes") from the Company reflecting such loans. At February 28, 2002, the total amount of Notes payable was approximately $1.2 million. The Notes are payable on demand and bear interest at a rate equal to the 90-day certificate of deposit ("CD") rate for CDs of $100,000 or more as announced from time to time by Bank of America, less 0.25%. Terms of a senior credit facility entered into in June 1999 limit the amount the Company can borrow under these loan arrangements. Accordingly, the Company currently anticipates that it will continue existing borrowings until payment is requested by the lender; however no new borrowings in this manner will be made.

    At February 28, 2002, the Company was indebted under the loans described above to directors, or to entities in which such directors have a direct or indirect interest or serve in some capacity, in the following amounts: (i) Mr. Donald G. Graham, Jr., $848,500 to an estate of which he is the executor and a trust of which he is a trustee; and (ii) Jacklyn F. Meurk, $150,000 jointly with her spouse. Additionally, the Company is indebted to Ms. Susan Hubbach, the mother of Ms. Carol Fratt, in the amount of $34,000.

               COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of outstanding Company common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

    Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 2001, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis, except that Mr. George F. Warren, Jr., filed a late Form 4 to report an August 2001 transaction, and Mr. William W. Warren, Jr., filed two late Forms 4 to report a May 2001 transaction and two January 1999 transactions respectively.

                            INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP, Independent Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 2001. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

                                OTHER BUSINESS

    The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

    At the meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

    Proposals of shareholders that are intended to be presented at our 2003 Annual Meeting of Shareholders must be received by us not later than November 26, 2002 in order to be included in the proxy statement and proxy relating to that annual meeting. A shareholder must have continuously held at least $2,000 in market value, or 1%, of the Company's outstanding stock for at least one year by the date of submission of the proposal, and the shareholder must continue to own such stock through the date of the meeting.

    Shareholders are also advised to review the Company's bylaws that contain additional requirements with respect to advance notice of shareholder proposals and director nominations. These advance notice provisions apply regardless of whether a shareholder seeks to include such proposals in the Company's proxy statement.

                         ANNUAL REPORT TO SHAREHOLDERS

    Any shareholder may obtain without charge a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 2001, including financial statements. Written requests for the Form 10-K should be addressed to Investor Relations, Fisher Communications, Inc., 600 University Street, Suite 1525, Seattle, Washington 98101.

March 26, 2002

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Sharon J. Johnston
                                        Sharon J. Johnston, Secretary

                                  APPENDIX A

                          FISHER COMMUNICATIONS, INC.

                            AUDIT COMMITTEE CHARTER

                         As amended February 13, 2002

I.  GENERAL FUNCTIONS, AUTHORITY, AND ROLE

    The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

    The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

    The company's outside auditor shall be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

    The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

    While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II. MEMBERSHIP

    The membership of the audit committee shall consist of at least five members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company. The audit committee is empowered to select its chairman from time to time.

    Audit committee members shall be designated by the full board of directors.

III. RESPONSIBILITIES

    The responsibilities of the audit committee shall be as follows:

    A.  GENERAL

    1. Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

    2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

    3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

    4. Perform such functions as may be assigned by law, the company's articles of incorporation or bylaws, or the board of directors.

    B.  OUTSIDE AUDITOR

    1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

    2. Recommend to the board of directors the outside auditor to be appointed, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

    3. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor of a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) if the audit committee shall deem it appropriate, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

    4. In performing Item 3 above, the audit committee shall consider whether the outside auditor's provision of financial systems design and implementation services and any other non-audit services is compatible with the independence of the outside auditor.

    C.  AUDIT PROCESS AND RESULTS

    1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

    2. Review with the outside auditor the coordination of the audit effort for the effective use of audit resources.

    3.  Consider and review with the outside auditor:

       a. The adequacy of the company's internal controls including computerized information system controls and security.

       b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

       c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

    4. Review and discuss with management and the outside auditor at the completion of the annual examination:

       a.  The company's audited financial statements and related footnotes.

       b. The outside auditor's audit of the financial statements and their report thereon.

       c.  Any significant changes required in the outside auditor's audit plan.

       d. Any serious difficulties or disputes with management encountered during the course of the audit.

       e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

    5.  Consider and review with management:

       a. Significant findings during the year and management's responses thereto.

       b. Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

       c.  Any changes required in the planned scope of the audit plan.

    6. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

    D.  SECURITIES AND EXCHANGE COMMISSION FILINGS

    1. Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements.

    2. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

    E.  INTERNAL CONTROLS AND LEGAL MATTERS

    1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

    2.  Review the company's statement on ethics.

                          Directions to Benaroya Hall

                               Southbound on I-5

    If you are driving to Benaroya Hall Southbound (from Everett or the Eastside via 520) on I-5, take the Union Street exit, and continue to 3/rd/ or 2/nd/ Avenue.

                               Northbound on I-5

    If you are Northbound (from the direction of Tacoma) on I-5, take the Seneca Street exit, stay on Seneca to 3/rd/ Avenue, turn right and proceed one block.

                               Westbound on I-90

    If you are Westbound on I-90, merge onto I-5 going north, take the Madison Street exit and continue on Madison to 3/rd/ Avenue. Turn right on 3/rd/ Avenue, and continue to University Street.

                        From the Seattle Ferry Terminal

    From the Seattle Ferry Terminal, go east up Marion Street to 3/rd/ Avenue, and turn left on 3/rd/ Avenue, and continue to University Street.

    Northbound on Aurora Avenue (Hwy 99)

    Take the Seneca Street exit left onto 1/st/ Avenue one block, then turn right onto University Street. Continue on University Street for two blocks then turn left on 3/rd/ Avenue.

    Southbound on Aurora Avenue (Hwy 99)

    Take the Denny Street exit, keeping to the right, which crosses Denny onto Wall Street. Follow Wall Street to 2/nd/ Avenue, then turn left. Follow 2/nd/ Avenue for approximately 8 blocks to Union Street.

                  Directions to the Benaroya Hall Garage and
                    The Illsley Ball Nordstrom Recital Hall

    The Benaroya Hall Parking Garage entrance is on 2/nd/ Avenue, off of Union Street. This is a two-level underground, parking garage providing elevator access to Benaroya Hall. Limited parking is available. Vouchers for on-site parking will be available as you check in for the meeting.

    In the garage there are 3 banks of elevators. Two are marked "Third Avenue". Take the one that is more central on the East wall of the garage. Once in the elevator, press the button labeled "3". This will take you to the Boeing Company Gallery. Exit left out of the elevator. The Illsley Ball Nordstrom Recital Hall is up the stairs at the North end of the Boeing Company Gallery. There is also an elevator that will take you to the Illsley Ball Nordstrom Recital Hall located to the left of the Seattle Symphony Ticket Office.

                  PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
                         OF FISHER COMMUNICATIONS, INC.

                       PLEASE SIGN AND RETURN IMMEDIATELY

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Phelps K. Fisher, Donald G. Graham, Jr., William
W. Krippaehne, Jr., Jean F. McTavish, and Jacklyn F. Meurk, and each of them (with full power to act alone), proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned of Fisher Communications, Inc. (the "Company") at the 2002 annual meeting of its shareholders to be held in the Illsley Ball Nordstrom Recital Hall at Benaroya Hall, 200 University Street, Seattle, Washington, at 10:00 a.m., Thursday, April 25, 2002, or any adjournments thereof, as indicated with respect to the proposal on the reverse side and, in their discretion, upon all other business that may properly come before the meeting.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
             VOTE "FOR" THE PROPOSAL DESCRIBED ON THE REVERSE SIDE.
                  IF NO DIRECTIONS ARE GIVEN, THE ABOVE-NAMED
                PROXIES INTEND TO VOTE THE SHARES REPRESENTED BY
                         THIS PROXY "FOR" SUCH PROPOSAL.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

                            . FOLD AND DETACH HERE .

[X]  Please mark your                                                     4701
     votes as in this
     example.

----------------------------------------------------------------------------------------------------------
                           FOR         WITHHOLD       WITHHOLD
                           ALL         FOR ALL        only for
1. ELECTION OF           NOMINEES      NOMINEES       Nominees          Nominees:  Jean F. McTavish
   DIRECTORS. To                                    listed below                   Jacklyn F. Meurk
   elect the nominees                                                              George F. Warren, Jr.
   listed at the right                                                             William W. Warren, Jr.
   to serve as             [_]            [_]            [_]
   directors for a
   three-year term.

To withhold authority to vote for any nominee(s), write such (nominee(s)' name(s) below:


---------------------------------

----------------------------------------------------------------------------------------------------------

                             In giving this Proxy, I understand that I may personally vote my shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.

                                  Yes, I plan to attend the Annual Meeting  [_]

                             Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly in the envelope provided so that your stock will be represented in all events and so that we may have a quorum. Please sign your name below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. Joint owners should each sign.


                             ---------------------------------------------------


                             ---------------------------------------------------
                             SIGNATURE(S)                            DATE


                            . FOLD AND DETACH HERE .

                                       -2-